Exhibit 99.1

FOXO TECHNOLOGIES INC., PROVIDES UPDATE ON 2024 ACCOMPLISHMENTS AND PLANS FOR REMAINDER OF THE YEAR

MINNEAPOLIS, MN, October 15, 2024 (GLOBE NEWSWIRE) — FOXO Technologies Inc. (NYSE American: FOXO) (the “Company” or “FOXO”), provides a shareholder letter from Mark White, Interim CEO of FOXO, on what has been achieved in 2024 and what is planned for the remainder of 2024 and beyond.

Dear Fellow Shareholders,

2024 has been an exciting, tumultuous and productive year for us. We believe the accomplishments already completed and that we believe will be achieved before year-end create a foundation from which we can build a successful enterprise that will increase shareholder value.

The Company began 2024 with a continued focus on commercializing its epigenetic technology while, at the same time, exploring acquisition opportunities that would accelerate growth, revenue and synergies to expand our business in the health care and well-being sectors.

We started the last quarter of 2024 with two acquisitions of revenue generating businesses completed, that, without expansion, are expected to deliver in excess of $20 million of revenues in 2025. We are excited about prospects for further development and acquisitions and believe we can quickly build our business over the next 12-24 months to generate revenues of more than $50 million a year.

The Company expanded its financial management capabilities in the second quarter of 2024 and is confident it will remain consistently compliant with SEC reporting requirements going forward. The Company is actively taking steps to address the NYSE continued listing requirements deficiencies previously reported and is confident it will succeed in addressing these deficiencies and retaining its NYSE American listing.

FOXO is a pioneer in epigenetic biomarker discovery and commercialization. Our mission is to extend and enhance human life through advanced prognostics, therapeutic solutions, and lifestyle improvements. We have generated epigenetic data for over 13,000 individuals through internal research and external collaborations. This extensive dataset, paired with broad phenotypic information, is expected to drive further product development.

Our efforts led to a patent, US No. 16/579,818 Machine learning model trained to determine a biochemical state and/or medical condition using DNA epigenetic data, which was issued November 2023. The potential commercial applications for this technology include AI platforms for delivering health and well-being insights, wellness monitoring, and consumer health products.

This patent comprises 20 claims stemming from epigenic data, to pattern discovery with AI, and clinical correlations. This patent utilizes a machine learning model trained to determine biochemical states and medical conditions using DNA epigenetic data. It represents a significant advancement in combining artificial intelligence and epigenetics to develop innovative health and life span solutions.

Key aspects of the patent include (a) using machine learning estimators to “fill in” missing or unreliable epigenetic values at specific DNA loci, aiding in the practical application of generating epigenetic biomarkers and (b) leveraging machine learning to estimate various measures of an individual’s health, including disease states, biomarker levels, drug use, health histories, and factors used to monitor bodily well-being.

The Company is now positioned to launch a direct-to-consumer prognostic that will provide actionable information and guidance to improve well-being and life span. Our recent acquisitions create relationships and synergies that will help us deliver this goal. Our patent enables us to operate and creates licensing opportunities for others in the future. We believe the Company is well positioned for continued innovation and business growth in the rapidly evolving field of AI-driven healthcare and life span solutions. By combining the fields of epigenetics and artificial intelligence, FOXO Technologies’ pioneering approach sets a new standard for personalized healthcare. For more information about our technology, visit www.foxotechnologies.com

The Company’s first acquisition, completed in the second quarter of 2024, was Myrtle Recovery Centers, Inc. Myrtle operates a 30-bed behavioural health facility in East Tennessee. It provides inpatient services for Detoxification and Residential Treatment and outpatient services for Medication-assisted treatment (MAT) and Office-Based Opioid Treatment (OBOT) programs. The facility was opened in August 2023 and is in the final stages of securing in-network contracts with various insurance company payers. We anticipate growing this business to having profitable annual net revenues of approximately $3-4M and plan to replicate the service delivery model in other locations. More recently, we have seen significant increases in census as marketing efforts have intensified and payor contracts have been executed. Further information can be found at www.myrtlerecoverycenters.com

In the third quarter of 2024 we completed the acquisition of Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical Center), a critical access designated (CAH) hospital located in East Tennessee. 2023 net revenues were approximately $18.5 million. The hospital provides emergency services, outpatient services (including laboratory and radiology services) and inpatient services. Further information can be found at www.bsfmedical.com

We have a number of targets to accomplish in the last quarter of 2024.

●	We will shortly announce a date for our Annual General Meeting
●	We remain focused to ensure the Company meets the continued listing requirements of NYSE American.
●	We are actively in discussion with debtholders and other parties to address legacy debts and liabilities.
●	We are seeking new capital, some of which is already committed, to expand our recently acquired businesses, pursue acquisitions, and launch and deliver our epigenetic technology to the marketplace.
●	We will update our shareholders as we progress and are in process of updating our website and online presence to better reflect our expanded business as a result of 2024 accomplishments.

I trust you will agree with our firm belief that 2024 accomplishments have created attractive opportunities for the Company and its shareholders. We have challenges to overcome and objectives to achieve for the remainder of the year and we remain confident that continued support from our shareholders will result in accomplishments we can all be proud of and enjoy.

Sincerely

Mark White (Interim CEO)

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Foxo Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

Myrtle Recovery Centers, Inc., a 30-bed behavioural health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical), a critical access designated (CAH) hospital in East Tennessee.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains certain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein, including statements about the delisting of the Warrants from NYSE American, trading of the Warrants in the over-the-counter market, the continued listing of the Company’s Class A common stock on NYSE American, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning, but the absence of these words does not mean that a statement is not forward-looking. Any such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the Company’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the possibility that the Plan will not be accepted by NYSE American, the Company will be unable to satisfy other continued listing requirements of NYSE American for its Class A common stock to maintain the listing of the Class A common stock on NYSE American; the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates, including the highly regulated insurance industry. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Crescendo Communications, LLC

(212) 671-1020

foxo@crescendo-ir.com